EXHIBIT 99.1

MultiPlan Appoints Jerry Hogge as Chief Operating Officer

Hogge’s Growth-Driven Expertise Bolsters MultiPlan’s Next Phase of Growth and Innovation

NEW YORK – March 7, 2024 – MultiPlan Corporation (NYSE: MPLN) (“MultiPlan” or the “Company”), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, as well as payment and revenue integrity solutions to the U.S. healthcare industry, today announced that Jerry Hogge will join the Company as Executive Vice President, Chief Operating Officer (COO).
Hogge is a highly accomplished operational and commercial leader who has excelled within the healthcare and telecommunications industries for over 30 years. He has a wide range of experience driving operational efficiency and growth in complex technology and services environments by leveraging new and existing technology products to expand market share, open new sectors, and diversify solution offerings. Hogge most recently served as Executive Vice President and Chief Operations Officer at CALIBRE Systems Inc. where he was responsible for both revenue growth and company operations. Before that, he was Senior Vice President at MITRE where he grew the Public Sector business from $650M to $900M in under three years. Prior to MITRE, Hogge led the Federal Health Solutions business at Leidos, more than doubling revenues from $300M to over $750M in six years and was the lead executive responsible for the $4.3B, ten-year contract award of the Defense Health Management System Modernization (DHMSM) program.
“Jerry brings a unique blend of operational excellence, strategic thinking, product development, team leadership, and expertise that aligns perfectly with the needs of our company as we take an aggressive step forward to get Fit for Growth and drive MultiPlan forward," said Travis Dalton, CEO of MultiPlan. “As MultiPlan advances through the next phase of its evolution, I look forward to working closely with Jerry to refine and expand our service and solution offerings to bring enhanced value to our current customers as well as enable expansion into new customer verticals to bend the cost curve, and drive transparency, fairness, efficiency and affordability in the delivery of healthcare.”
As COO of MultiPlan, Hogge will oversee day-to-day operations to ensure clarity, alignment and accountability, and a disciplined focus on operational efficiency and effectiveness that will position the organization for growth. Hogge’s focus will also include expanding upon MultiPlan’s performance and accountability culture, ensuring that the full value and potential of our recent and past acquisitions are fully integrated and realized, by leading and working with the exceptional existing MultiPlan leadership team.
“I couldn’t be more delighted and honored to be a part of the MultiPlan team, and I look forward to working alongside the 2,800 professionals that have made the company such a great success.” said Hogge. “MultiPlan’s unwavering commitment to delivering fairness, efficiency, and affordability to the healthcare system is inspiring, and I’m excited to join the organization as we take the company to a new phase of accelerated growth through new offerings, new markets, and refined and scalable operational approaches.”
MultiPlan’s appointment of Hogge as COO continues the momentum of the recent growth plan-oriented announcement of Travis Dalton as MultiPlan’s new CEO.

About MultiPlan
MultiPlan is committed to delivering affordability, efficiency, and fairness to the US healthcare system by helping healthcare payors manage the cost of care, improve their competitiveness, and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets customers’ needs and customizes innovative solutions that combine its payment and revenue integrity, network-based, analytics-based, and data and decision science services.

MultiPlan is a trusted partner to over 700 healthcare payors, brokers, employers and groups, and supplemental carriers in the commercial health, government, and property and casualty markets. For more information, visit multiplan.com.

Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including the discussion in this press release of the future prospects and growth of the Company. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date they are made. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward- looking statements as a result of various factors. Factors that may impact such forward-looking statements also include the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and other factors beyond our control. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations MultiPlan
866-909-7427
investor@multiplan.com

Shawna Gasik
AVP, Investor Relations MultiPlan
866-909-7427
investor@multiplan.com

Media Relations
Kahler Buckley
Matter Communications for MultiPlan 860-604-1073
MultiPlan@matternow.com